Exhibit 32.1

Certification

    The undersigned certifies for purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, in his capacity as the chief executive officer of NORTH HORIZON, INC. (“NORTH HORIZON”) that to his knowledge, the Form 10-KSB of NORTH HORIZON with financial statements for the year ended December 31, 2007, fully comply with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents in all material respects the financial condition and results of operation of NORTH HORIZON.

Date: May 14, 2008
/s/ Wallace Boyack
Wallace Boyack
Chief Executive Officer